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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2003

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	0-11071 (Commission File Number)	84-0685613 (I.R.S. Employer Identification No.)
9333 Oso Avenue, Chatsworth, California 91311 (Address of principal executive offices, including zip code)

(818) 407-9100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On March 24, 2003, Image Entertainment, Inc. (the "Company") consummated a transaction to retire its $2,550,000 unsecured, subordinated promissory note to the Company's largest shareholder, Image Investors Co. ("IIC"). The note was retired through the payment of $1,500,000 in cash, plus accrued interest, and the issuance of 567,568 unregistered shares of its common stock and a warrant to purchase up to 100,000 shares of its common stock, through a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. IIC is owned and controlled by John W. Kluge and Stuart Subotnick.

        The Company entered into a Termination and Exchange Agreement (the "Termination Agreement") with IIC on March 24, 2003, effective as of March 14, 2003, pursuant to which the Company paid off the outstanding principal balance of $2,550,000 under its September 29, 1997 Credit Agreement (the "Credit Agreement"), as amended. Pursuant to the Termination Agreement, the Company wired cash of $1,500,000 plus $53,637.33 in accrued interest, and agreed to issue 567,568 unregistered shares of the Company's common stock, no par value, in satisfaction of the remaining $1,050,000 in outstanding principal under the Credit Agreement. In addition, pursuant to the Termination Agreement, the Company is issuing and delivering (i) a warrant to IIC for the purchase of up to 100,000 shares of common stock at an exercise price of $2.04 per share, exercisable between March 24, 2004 and March 24, 2008, and (ii) a registration rights agreement in connection with the registration of the shares of common stock to be issued in satisfaction of the outstanding debt to IIC pursuant to the Termination Agreement and in connection with the exercise of the warrant.

Item 9.    Regulation FD Disclosure.

        On March 24, 2003, the Company issued a press release describing the transaction described in Item 5 herein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC. Registrant

Dated: March 25, 2003	By:	/s/ JEFF M. FRAMER Name: Jeff M. Framer Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Registration Rights Agreement, dated as of March 24, 2003, between the Company and IIC.
99.1	Termination and Exchange Agreement, entered into on March 24, 2003, effective as of March 14, 2003, between the Company and IIC.
99.2	Form of Warrant to be issued to IIC for the purchase of up to 100,000 shares of common stock.
99.3	Press Release issued on March 24, 2003, describing the retirement of outstanding IIC debt with the combination of cash and the Company's securities.

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Item 5. Other Events.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX